EXHIBIT 8(q)


               FORM OF AMENDMENT NO. 2 TO PARTICIPATION AGREEMENT
                                      AMONG
                            THE ALGER AMERICAN FUND,
                       FRED ALGER & COMPANY, INCORPORATED
                                       AND
                       INDIANAPOLIS LIFE INSURANCE COMPANY

                                                                    EXHIBIT 8(q)


                   AMENDMENT NO. 2 TO PARTICIPATION AGREEMENT
                   ------------------------------------------

                                      Among

                            THE ALGER AMERICAN FUND,
                            ------------------------

                       FRED ALGER & COMPANY, INCORPORATED
                       ----------------------------------

                                       and

                       INDIANAPOLIS LIFE INSURANCE COMPANY
                       -----------------------------------
           (Successor in Interest to IL Annuity and Insurance Company)

                  The Participation Agreement, made and entered into as of the__ day of_____, 1995 by and among INDIANAPOLIS LIFE INSURANCE COMPANY (successor in interest to IL Annuity and Insurance Company), a stock life insurance company organized under the laws of Indiana, on its own behalf and on behalf of each segregated asset account set forth on the attached Schedule A, THE ALGER AMERICAN FUND, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, and FRED ALGER & COMPANY, INCORPORATED, a Delaware corporation, is hereby amended effective as of June 30, 2003, as follows:

                  1. All references to IL Annuity and Insurance Company are hereby changed to "Indianapolis Life Insurance Company" to reflect the statutory merger of IL Annuity and Insurance Company with and into its parent, Indianapolis Life Insurance Company.

                  2. Article XI is hereby deleted in its entirety and replaced with the following Article XI:

                                   ARTICLE XI.

                                     NOTICES
                                     -------

                  Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

                  If to the Fund:

                  The Alger American Fund
                  75 Maiden Lane
                  New York, New York
                  Attention: [_______________]

                  If to the Company:

                  Indianapolis Life Insurance Company
                  555 South Kansas Avenue
                  Topeka, Kansas 66603
                  Attention: Michael H. Miller, Vice President and

                  Ameritas Life Insurance Corp.
                  5900 O Street
                  Lincoln, Nebraska 68510
                  Attention:  Debra Powell

                  If to the Distributor:

                  Fred Alger & Company, Incorporated
                  30 Montgomery Street
                  Jersey City, New Jersey 07302
                  Attention: [Gregory S. Duch]

                  3. Schedule A shall be deleted and replaced with the attached Schedule A.

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative as of June 30, 2003.

                  INDIANAPOLIS LIFE INSURANCE COMPANY

                  By:__________________________________

                  Name:________________________________

                  Title:_______________________________

                  THE ALGER AMERICAN FUND

                  By:__________________________________

                  Name:________________________________

                  Title:_______________________________

                  FRED ALGER & COMPANY, INCORPORATED

                  By:__________________________________

                  Name:________________________________

                  Title:_______________________________

                                   SCHEDULE A
                                   ----------

          Separate Accounts, Associated Contracts, and Fund Portfolios
          ------------------------------------------------------------

NAME OF SEPARATE ACCOUNT     POLICY FORM NUMBERS OF      PORTFOLIOS OF THE FUND
AND DATE ESTABLISHED BY      CONTRACTS FUNDED BY         AVAILABLE UNDER
BOARD OF DIRECTORS           SEPARATE ACCOUNT            THE CONTRACTS
------------------------     -----------------------     ----------------------

ILICO Separate Account 1             VA-95               MidCap Growth Portfolio

                                     VCA-97              Small Capitalization
                                                         Portfolio














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